Exhibit 1.1

Sagimet Biosciences Inc.

Series A Common Stock, par value $0.0001 per share

Pre-Funded Warrants to Purchase Shares of Series A Common Stock

Underwriting Agreement

September 30, 2026

Leerink Partners LLC

TD Securities (USA) LLC

Guggenheim Securities, LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, Massachusetts 02109

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Sagimet Biosciences Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”) and in the manner contemplated by this Agreement, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) (i) an aggregate of 8,750,010 shares (the “Shares”) of Series A common stock, par value $0.0001 per share (“Stock”), of the Company and (ii) pre-funded warrants of the Company to purchase an aggregate of 2,750,010 shares of Stock (the “Pre-Funded Warrants”). The Shares and the Pre-Funded Warrants to be sold by the Company are collectively referred to as the “Securities.” As used herein, “Warrant Shares” means the shares of Stock issuable upon exercise of the Pre-Funded Warrants.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-281582) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed, or transmitted for filing, with the

Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b) (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is 6:15 a.m. Eastern time on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement, at the time it was declared effective, conformed, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, on their respective filing dates, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) The Company has not, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package and Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Disclosure Package and the Prospectus) or long-term or short-term debt of the Company or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, prospects or results of operations of the Company or (ii) the ability of the Company to perform its obligations under this Agreement and the Pre-Funded Warrants, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus;

(g) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company;

(h) The Company has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i) The Company has no subsidiaries;

(j) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform, in all material respects, to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(k) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform, in all material respects, to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, except as have been duly and validly waived. The Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will conform, in all material respects, to the description of the Pre-Funded Warrants contained in the Pricing Disclosure Package and the Prospectus. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Pre-Funded Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares, is not subject to any preemptive or other similar rights to subscribe for or purchase the Warrant Shares;

(l) The issue and sale of the Securities and the Warrant Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement, the Pre-Funded Warrants and the Pricing Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (B) the certificate of incorporation or by-laws of the Company, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties except, in the case of this clause (C) for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Warrant Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Pre-Funded Warrants, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) The Company is not (i) in violation of its certificate of incorporation or by-laws, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n) The statements set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Description of Securities We Are Offering,” insofar as they purport to constitute a summary of the terms of the Stock and the Pre-Funded Warrants, under the caption “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(o) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Disclosure Package and the Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r) Deloitte & Touche LLP and KPMG LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language (“XBRL”), if any, included or incorporated by reference in the Registration Statement is accurate to the extent required and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective in all material respects;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(w) Neither the Company, nor any director, officer or employee of the Company nor to the knowledge of the Company, any director, officer or employee, agent, affiliate or other person associated with or acting on behalf of the Company has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-

corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company has conducted its business in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; the Company will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(x) The operations of the Company are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) Neither the Company, nor any director, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company is not engaged in, nor has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company has instituted, and maintains, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(z) The Company is not a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The Company does not currently engage, or have plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(aa) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The summary financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(bb) From the time of filing of the initial registration statement for its initial public offering through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(cc) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with in connection with the offering of the Securities;

(dd) No labor disturbance by or dispute with current or former employees or officers of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, manufacturers or contractors, which in either case would reasonably be expected to result in a Material Adverse Effect. The Company is not a party to any collective bargaining agreement;

(ee) The Company has insurance covering its properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks, that in the Company’s reasonable judgment, are reasonable and ordinary and customary for comparable companies in the same or similar businesses; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(ff) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company: (i) has operated and currently operates its business in compliance in all material respects with all applicable provisions of the Health Care Laws (as defined below) and any other applicable requirements of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which it is subject (collectively, the “Applicable Regulatory Authorities”) relating to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or Applicable Regulatory Authority alleging or asserting material non-compliance with (A) any applicable Health Care Laws or (B) or any material licenses, certificates, approvals, clearances, exemptions, registrations, authorizations, permits and supplements or amendments thereto required by any such applicable Health Care Laws (“Regulatory Authorizations”); (iii) possesses all material Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Applicable Regulatory Authorities alleging that any Company product candidate, operation or activity is in material violation of any applicable Health Care Laws or Regulatory Authorizations and has no knowledge that any Applicable Regulatory Authority or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any Applicable Regulatory Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any Applicable Regulatory Authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws or Regulatory Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, and, to the Company’s knowledge, agents, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is not subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395mmm (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-8 (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Law, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the regulations promulgated pursuant to such laws; and any comparable foreign, federal, state and local laws and regulations;

(gg) The Company possesses, and is in compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Licenses”), issued by the appropriate governmental agency or body, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Licenses are in full force and effect and the Company is not in violation of any term or conditions of any License, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed all of its material obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License, which, in any such case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or material modification of any Licenses and no governmental agency or body has taken any action to limit, suspend or revoke any License possessed by the Company;

(hh) The nonclinical tests and clinical trials, and other studies (collectively, “studies”) being conducted by or on behalf of the Company, that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with all applicable laws and regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company has no knowledge of any other studies, the results of which reasonably call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; to the Company’s knowledge, Ascletis Bioscience Co. Ltd., or any third party conducting clinical trials of Company’s product candidates, is and has conducted such trials in material compliance with all applicable laws, regulations and protocols and to the Company’s knowledge each description of the results of such trials in the Registration Statement, the Pricing Disclosure Package or the Prospectus is accurate and complete in all material respects and fairly presents the data derived from such trials, and the Company has no knowledge of any other studies, the results of which reasonably call into question the results of such trials described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; the Company has not received any written notice of, or correspondence from, any Applicable Regulatory Authority requiring the termination, suspension or material modification of any clinical trials currently being conducted or proposed to be conducted by or for the Company, that are described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(ii) To the Company’s knowledge, the manufacturing facilities and operations of its suppliers with respect to the Company’s product candidates are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities;

(jj) The Company owns or possesses all pending patent applications and issued patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, or other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct, or the proposed conduct, of the business of the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All employees or contractors engaged in the development of any Intellectual Property on behalf of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their rights, title and interest in and to such Intellectual Property to the Company, and to the Company’s knowledge no such agreement has been breached or violated. The Company has not received any notice or is otherwise aware of any infringement, misappropriation, or violation of, or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid, unenforceable, or otherwise inadequate to protect the interest of the Company therein. All Intellectual Property owned by the Company and registered with any governmental agency or body has been duly maintained in all material respects in accordance with applicable law, including submission of all necessary filings and payment of fees in accordance with the legal and administrative requirements of the appropriate jurisdictions. The Company has not received any notice that any issued patents within the Intellectual Property are invalid or unenforceable, and is not otherwise aware of any facts or circumstances that would render any issued patents within the Intellectual Property invalid or unenforceable. The Company uses, or has used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret. Moreover, all material technical information developed by and belonging to the Company that has not been disclosed in a patent application has been kept confidential and, to the Company’s knowledge, there is no infringement or misappropriation by third parties of any Intellectual Property. All employees or contractors engaged in the development of any material trade secrets on behalf of the Company have executed a confidentiality agreement with the Company;

(kk) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and are, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company has implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or, to the Company’s knowledge, unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(ll) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(mm) All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, or as would not reasonably be expected to have a Material Adverse Effect. The Company has filed all other material tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, or as would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not be material. No material tax deficiency has been determined adversely to the Company, nor does the Company have any written notice or knowledge of any material tax deficiency which could reasonably be expected to be determined adversely to the Company;

(nn) Neither the Company nor any of its controlled affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(oo) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(pp) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(qq) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(rr) The Company has no debt securities or preferred stock rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act; and

(ss) The interactive data in XBRL, if any, included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto to the extent required.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of $9.40 and a purchase price per Pre-Funded Warrant of $9.3999, the number of Shares and Pre-Funded Warrants set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on October 1, 2026 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery”.

(b) Notwithstanding the foregoing, the Company and the Representatives shall instruct purchasers of the Pre-Funded Warrants to make payment for the Pre-Funded Warrants at the Time of Delivery to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $9.9999 per Pre-Funded Warrant, in lieu of payment by the Underwriters for such Pre-Funded Warrants, and the Company shall deliver the Pre-Funded Warrants to such purchasers at the Time of Delivery in definitive form against such payment, in lieu of the Company’s obligation to deliver the Pre-Funded Warrants to the Underwriters; provided that, the Underwriters shall withhold $0.60 per Pre-Funded Warrant with respect to such Pre-Funded Warrants as an offset effected by the Company of its claim for payment by the Underwriters to the Company for the Shares against the Company’s obligation to pay the amount so withheld with respect to such Pre-Funded Warrants to the Underwriters. In the event that any purchaser of the Pre-Funded Warrants fails to make payment to the Company for all or part of the Pre-Funded Warrants on the Closing Date, the Representatives shall either (i) make payment to the Company for such Pre-Funded Warrants at the purchase price of $9.3999 per Pre-Funded Warrant or (ii) elect, by written notice to the Company, to receive Shares at the purchase price of $9.40 per Share, in lieu of all or a portion of such Pre-Funded Warrants contemplated to be sold under this Agreement.

(c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Cooley LLP, 3 Embarcadero Center, 20th Floor, San Francisco, CA 94111-4004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the Time of Delivery and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securitiesfor offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Initial Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus, Preliminary Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package and the Prospectus in order to comply with the Act or the Exchange Act, to notify you and, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, to furnish you copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which you reasonably object, and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) (i) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, loan, hedge, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares and Pre-Funded Warrants, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares and Pre-Funded Warrants to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Leerink

Partners LLC and TD Securities (USA) LLC. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement and the Prospectus, (C) any shares of Stock issued or options to purchase Stock granted pursuant to employee benefit or equity incentive plans of the Company referred to in the Registration Statement and the Prospectus, (D) any shares of Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement and the Prospectus, (E) the filing by the Company of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company referred to in the Registration Statement and the Prospectus, or (F) shares of Stock or other securities issued in connection with a transaction that includes a commercial relationship (including strategic alliances, commercial lending relationships, joint ventures and strategic acquisitions), provided that (i) the aggregate number of shares issued pursuant to this clause (F) (on an as-converted or as-exercised basis, as the case may be) shall not exceed five percent (5%) of the total number of outstanding shares of Stock immediately following the issuance and sale of the Shares hereunder and (ii) the recipient of any such shares of Stock or securities issued pursuant to this clause (F) during such period shall enter into an agreement substantially in the form of Annex I hereto;

(g) During a period of three years from the effective date of the registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders summary financial information of the Company for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR;

(h) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request; provided that no reports, documents or other information need to be furnished pursuant to this Section 5(h) to the extent they are available on EDGAR;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list, subject to notice of issuance, the Shares and the Warrant Shares on the Nasdaq Global Market;

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(m) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(n) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(f) hereof.

(o) The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Pre-Funded Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Pre-Funded Warrants.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in a Written Testing-the-Waters Communication prepared or authorized by the Company made in reliance upon and in conformity with the Underwriter Information.

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares and the Warrant Shares on the Nasdaq Global Market; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities provided, however, that the reasonable and documented fees and disbursements of counsel for the Underwriters related to clauses (iii) and (v) shall not exceed $25,000 in the aggregate; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Disclosure Package, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cooley LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, substantially in the form and substance satisfactory to the Representatives;

(d) Goodwin Procter LLP, intellectual property counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, substantially in the form and substance satisfactory to the Representatives;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, as applicable, Deloitte & Touche LLP and KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(f) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options or the award of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, or (y) the ability of the Company to perform its obligations under this Agreement or the Pre-Funded Warrants, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market; (iii) a general moratorium on commercial banking activities declared by either Federal, California State or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(h) The Shares and the Warrant Shares to be sold at the Time of Delivery shall have been duly listed on the Nasdaq Global Market;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s directors and officers, substantially to the effect set forth in Annex I hereof in form and substance satisfactory to the Representatives;

(j) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request; and

(l) The Company shall have delivered to the Representatives on the date of the Prospectus at a time prior to the execution of this Agreement and at the Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing

Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting,” and the information contained in the thirteenth and fourteenth paragraphs under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any reasonable legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, broker dealer, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, electronic mail, telex or facsimile transmission to the Representatives as the representatives in care of (i) Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, Attention: Stuart R. Nayman, (ii) TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com and (iii) Guggenheim Securities, LLC, 330 Madison Avenue, New York,

New York 10017, Fax: (212) 658-9689, Attention: Head of Equity Capital Markets; and (B) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at (i) Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, Attention: Stuart R. Nayman, (ii) TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com and (iii) Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Fax: (212) 658-9689, Attention: Head of Equity Capital Markets. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, or any director, officer, employee, broker dealer, or affiliate of the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

Sagimet Biosciences Inc.

By:	/s/ David Happel
Name: David Happel
Title: Chief Executive Officer

Accepted as of the date hereof:

Leerink Partners LLC

By:	/s/ Joe Civitarese
Name:	Joe Civitarese
Title:	Sr. Managing Director

TD Securities (USA) LLC

By:	/s/ Bill Kadel
Name:	Bill Kadel
Title:	Managing Director

Guggenheim Securities, LLC

By:	/s/ Thomas Burkly
Name:	Thomas Burkly
Title:	Senior Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased	Total Number of Pre-Funded Warrants to be Purchased
Leerink Partners LLC	2,800,004	880,004
TD Securities (USA) LLC	2,625,003	825,003
Guggenheim Securities, LLC	1,400,002	440,002
Oppenheimer & Co. Inc.	875,001	275,001
Canaccord Genuity LLC	306,250	96,250
H.C. Wainwright & Co., LLC	262,500	82,500
JonesTrading Institutional Services LLC	262,500	82,500
Clear Street LLC	218,750	68,750

Total	8,750,010	2,750,010

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b) Additional Documents Incorporated by Reference:

None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The offering price per share for the Shares is $10.00.

The offering price per Pre-Funded Warrant is $9.9999.

The number of Shares purchased by the Underwriters is 8,750,010.

The number of Pre-Funded Warrants being sold by the Company is 2,750,010.

(d) Written Testing-the-Waters Communications:

None.

ANNEX I

Form of Lock-Up Agreement

SAGIMET BIOSCIENCES INC.

Lock-Up Agreement

[•], 2026

Leerink Partners LLC

TD Securities (USA) LLC

Guggenheim Securities, LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, Massachusetts 02109

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Re:Sagimet Biosciences Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Sagimet Biosciences Inc., a Delaware corporation (the “Company”), providing for an offering (the “Offering”) of shares (the “Shares”) of the Series A common stock, par value $0.0001 per share, of the Company (the “Series A Common Stock,” and together with the Series B common stock, par value $0.0001 per share, of the Company (the “Series B Common Stock”), the “Common Stock”) and pre-funded warrants to purchase shares of Series A Common Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-281582) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 45 days after the date of the final prospectus supplement relating to the Offering (the “Prospectus Supplement”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may, without the prior written consent of Leerink Partners LLC and TD Securities (USA) LLC:

(a) Transfer the undersigned’s Lock-Up Securities

i.	as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes;

ii.	upon death by will, testamentary document or intestate succession;

iii.

if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust;

iv.

to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

v.	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above;

vi.

if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

vii.	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

viii.	to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

ix.

if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Offering or (B) in open market transactions after the closing date of the Offering;

x.

to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus supplement relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus Supplement, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement; or

xi.	or otherwise with the prior written consent of Leerink Partners LLC and TD Securities (USA) LLC on behalf of the Underwriters;

provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)

transfer the undersigned’s Lock-Up Securities to the Company pursuant to an agreement under which the Company has the option to repurchase shares or a right of first refusal with respect to transfer of such shares, provided that no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the circumstances of such transfer or distribution;

(c)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period; and

(d)

transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned now has, and, except as contemplated by clauses (a) and (d) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering and (iv) October 31, 2026, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)
Name:
(please print full name)
Title:
(please print full title)

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